Exhibit 10.1

BUSINESS LOAN AGREEMENT

LOAN UNDER PAYCHECK PROTECTION PROGRAM UNDER TITLE I OF THE CORONAVIRUS AID, RELIEF, AND ECONOMIC SECURITY ACT

Loan No-45412671-01

Borrower: Harrow Health, Inc.	Lender:	Renasant Bank
Tupelo Corporate Office 209 Troy St P.O. Box 709
If Borrower is not identified above, Borrower shall mean the sole proprietorship, entity or other organization identified in the Note as Borrower and that signs as Borrower in the space provided at the end of this Agreement.		Tupelo, MS 38802 (877) 367-53 71

THIS BUSINESS LOAN AGREEMENT, dated as of the date of the Note (as defined herein), is made and executed between the Borrower named above (or if Borrower is not identified above, the Borrower identified in the Note that signs in the space provided at the end of the Agreement) (“Borrower”) and Renasant Bank (“Lender”) on the following terms and conditions. Please refer to “Definitions” at the end of this Agreement for definitions of capitalized terms used herein without definition. This Agreement shall be effective as of the date of the Note and shall continue in full force and effect until such time as Borrower’s Loan in favor of Lender has been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

Borrower has applied to Lender for a commercial loan under the PPP as evidenced by the Note. Borrower understands and agrees that: (A) in granting, renewing, or extending the Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement, the Note and the other Related Documents; (B) the granting, renewing, or extending of the Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; (C) such Loan shall be and remain subject to the terms and conditions of this Agreement; and (D) Borrower must be eligible for participation in the PPP as_a condition precedent for the Loan.

LOAN TERMS; CERTAIN PROVISIONS OF NOTE TO BE DISREGARDED. The Loan is evidenced by the Note, which Note sets forth the principal amount of the Loan, the interest rate thereon, the payment terms for the Loan and other terms. Borrower’s Note is based on a form of promissory note approved by the SBA for PPP Loans; however, the SBA did not update this form of promissory note to reflect certain features of the PPP. As a result, and as described in this section, certain provisions of the Note may be disregarded.

Deferral· Prepayment. Borrower will not be required to make Loan payments during the 180-day period following the date of the initial Advance under the Note (“DeferralPeriod”), and as stated in the Note, the first payment shall be due in the seventh month following the date of the Note. During the Deferral Period the outstanding principal balance will accrue interest as provided in the Note. Borrower may disregard any reference in the Note to prepayment penalties. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note.

Collateral. The Note and Loan are not secured by any property of Borrower. Accordingly, Borrower may disregard references in the Note to “Collateral” and provisions relating thereto.

Guaranty. No person or entity (other than SBA) has provided a guarantee of payment or performance of this Note. Accordingly, Borrower may disregard all references in the Note to “Guarantor’’ or “guarantee”and provisions relating thereto.

Late Fees. While Lender is the holder of the Note, the provisions of the Note with respect to a late fee for Borrower’s failure to make any payment on this Note when due shall be disregarded and, instead, the applicable provision on late charges in this Agreement shall control.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents. For the avoidance of doubt, Borrower acknowledges that, notwithstanding anything to the contrary herein, no Advances other than the initial Advance are contemplated or required by the Note.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note, the Application and this Agreement; and (2) all such Related Documents as Lender may require for the Loan, all in form and substance satisfactory to Lender, Lender’s counsel or the SBA. Borrower agrees that, in the event the SBA subsequently publishes guidance, rules, regulations or a loan authorization for loans made pursuant to the PPP requiring a form of note, loan documents or terms in addition to or different from the terms of the Related Documents, then promptly on request of Lender Borrower shall execute a replacement promissory note or modifications of the Related Documents or such other loan documents as Lender may request in order to meet such new SBA requirements; Borrower further agrees that, until such replacement documents are so executed by Borrower and any other required parties, the Related Documents shall be deemed to contain such additional or different terms as required under such subsequent SBA guidance, rules, regulations and/or loan authorization form.

Representations and Warranties. The representations and warranties set forth in this Agreement, the Related Documents, and in any document or certificate delivered to Lender under or in connection with this Agreement or the Loan are or shall be true and correct.

No Event of Default. There shall not exist at the time of any Advance or request for forgiveness of up to all of the principal portion of the Loan under Section 1106 of the CARES Act a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan and at au times any Indebtedness under the Note exists:

Business Activities. Borrower maintains an office at the address shown in the Application, which, unless Borrower designates otherwise in writing, is the principal office is the office at which Borrower keeps its books and records. Borrower will notify Lender prior to any change in the location of Borrower’s principal office address or any change in Borrower’s name. Borrower shall do all things necessary to comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities, including, without limitation,’ the CARES Act and the eligibility requirements of the PPP. Borrower has not been determined by the Secretary or Homeland Security or the Attorney General to have engaged in a pattern or practice of hiring an alien, recruiting an alien or referring an alien for a fee for employment in the United States, knowing that the person is an unauthorized alien.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:                                                          (none if blank).

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents do not conflict with, result in a violation of, or constitute a default under (1-) any provision of any agreement or other instrument binding upon Borrower, (2) Borrower’s governing documents, or (3) any law, governmental regulation, court decree, or order applicable to Borrower. Borrower shall provide to Lender any of the governing documents of Borrower and such resolutions or certifications as to the authority of Borrower and its designated representatives to apply for a loan under the PPP and execute and deliver any and all of the Related Documents and otherwise perform as required therein; all in form and subi,tance satisfactory to Lender, Lender’s counsel, or the SBA

Financial Information. All of Borrower’s payroll and financial information supplied to Lender was or shall be true and accurate when submitted. Since the date of the Application, there has been no material adverse change negatively impacting Borrower’s eligibility for a PPP loan.

Legal Effect. This Agreement, the Note, the Related Documents and any other instrument or agreement Borrower is required to give under this Agreement or that is otherwise provided in connection with the Loan, when delivered will constitute legal, valid, and binding obligations of Borrower and its successors, representatives and assigns, enforceable against any such party in accordance with their respective terms.

Litigation and Claims. No material litigation, claim, investigation, administrative proceeding or similar act ion (including those for unpaid taxes) against Borrower is pending or threatened. Since the date of the Application, no event has occurred which may materially adversely affect Borrower’s financial condition, results of operations, organization, operation or fixed assets, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing. Without limiting the generality of the fore going, Borrower is not in bankruptcy proceedings or has not had a receiver appointed nor is Borrower insolvent.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s all federal, state and other tax returns and reports that are or were required to be filed have been filed or Borrower has filed appropriate extensions, and all taxes (including, but not lim ited to, ad valorem and personal property taxes), assessments and other governmental charges as shown on said returns or in any manner due to be paid have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Signatures. If the Application, the Note, this Agreement or any Related Documents are executed and the Loan closeq_ and funded based on scanned or facsimile signature submitted by Borrower to Lender, Borrower represents that such scanned or facsimile signatures are genuine and authentic signatures of the persons who have purported to sign; that Borrower has retained and safeguarded the original of the documents submitted with such documents submitted with such scanned or facsimile signatures with such originals containing “wet” signatures of the persons who have purported to sign; and that Borrower shall provide the originai’ of such documents with “wet” signatures, or on request of Lender, shall execute via “wet” signature execution any replacement documents, and any such replacement documents shall be controlling and supersede those earlier submitted with scanned or facsimile signatures and shall be fully enforceable for any and all purposes.

Reaffirmation of Application. Borrower reaffirms and restates for purposes of this Agreement and at the time of each Advance and at the time of any request for forgiveness of up to all of the principal portion of the Loan under Section 1106 of the CARES Act, each and every representation, warranty, acknowledgement and certification in the Application and Related Documents and agrees to timely and fully perform each of its covenants and agreements stated therein. Without limiting the generality of the foregoing, Borrower represents and warrants that all information Borrower provided in the Application and in all supporting documents delivered in connection therewith is true and accurate and that all documents purported to be filings with the Internal Revenue Service are identical to the actual filings submitted to the IRS. Borrower acknowledges that knowingly making a false statement to obtain a loan under the PPP is punishable by law.

Borrower Acknowledgment. Borrower is a sophisticated person, entity or organization and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk relating to the PPP and is making an informed business decision in connection therewith. Borrower understands that it should seek and has had the opportunity to seek its own legal and/or accounting advice in making a determination to apply for a Loan under the PPP. Borrower has made an independent investigation and review of the terms and conditions of the PPP and all other matters and acknowledges that Borrower has not relied on any representations, warranties or other information provided by Lender with respect to (a) the Application and Borrower’s eligibility for the Loan under the PPP, (b) calculation of eligible loan amount, (c) evaluation of whether Loan may be eligible for forgiveness, in whole or in part (as discussed herein), or (d) any other matter with respect to Borrower’s Loan.

NO RELATIONSHIP BETWEEN BORROWER AND LENDER OR ANY LENDER ASSOCIATE. TO THE BEST OF BORROWER’S KNOWLEDGE AFTER DUE INQUIRY, NO OFFICER OR DIRECTOR OF LENDER, NOR ANY CLOSE RELATIVE OF ANY SUCH INDIVIDUAL (SPOUSE, PARENT, CHILD OR SIBLING, OR SPOUSE OF ANY OF THE FOREGOING) HAS ANY EQUITY OR OTHER OWNERSHIP INTEREST IN BORROWER. If after the date of the Note subsequent rules, regulations, or guidance under the PPP suspend, waive or otherwise make ineffective as to loans under the PPP the regulations prohibiting a lender to make loans to a borrower in which Lender or any Associate (as defined in 13 CFR § 120.110) of Lender, then the foregoing representation shall no longer have any force or effect.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Use of Proceeds. Use all Loan proceeds solely for Borrower’s business operations in a manner that is consistent with the Application, the Note and otherwise as permitted by the PPP, unless specifically consented to the contrary by Lender in writing. Subject in all respects to the PPP, Borrower may use Loan proceeds for (i) Payroll Costs (as defined under the PPP), (ii) costs related to the continuation of group health care benefits during periods of paid sick, medical or family leave, and insurance premiums, (iii) mortgage interest payments, (iv) rent payments, (v) utility payments, (vi) interest payments on any other debt obligations that were incurred before February 15, 2020; and/or (vi) refinancing an· SBA Economic Injury Disaster Loan made between January 31, 2020 and April 3, 2020; provided, that, unless otherwise provided under the PPP, at least 75% of the Loan proceeds shall be used for Payroll Costs (for purposes of determining this percentage, the amount of any refinanced Economic Injury Disaster Loan shall be included).

Additional Information. Furnish such additional information and statements as Lender may request from time to time including, without limitation, any information required to be supplied to Lender for Borrower’s application for loan forgiveness of up to all of the principal portion of the Loan under Section 1106 of the CARES Act, such as payroll costs, covered mortgage payments, covered rent payments, and covered utilities as such are described in the PPP.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and the elig ibility of the Loan under the PPP, including without limitation, the CARES Act.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, instruments, documents and other agreements, and take such other actions, as Lender or its attorneys may reasonably request from time to time to evidence and document Borrower’s obligations under this Agreement, the eligibility of the Loan under the PPP, a request by Borrower for forgiveness of up to all of the principal portion of the Loan under Section 1106 of the CARES Act or otherwise to carry out the provisions and intent hereof.

Equal Opportunity. Borrower will post SBA form 722, Equal Opportunity Poster, where it is clearly visible to employees, applicants for employment, and the general public and comply with SBA form 793, Notice to New SBA Borrowers.

DEFAULT. Any default under the Note shall constitute an Event of Default under this Agreement. In addition, the following shall constitute an Events of Default hereunder:

Payment Default. Borrower fails to make any payment when due under the Loan and Note evidencing the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death Dissolution or Insolvency. The death of an individual Borrower or the dissolution or termination of Borrower’s existence or its insolvency.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any of Borrower’s properties and assets. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Loan Eligibility. The Loan for any reason is no longer an eligible Loan under the PPP.

EFFECT OF AN EVENT OF DEFAULT. In addition to the remedies provided in the Note upon the occurrence of a default thereunder, an Event of Default hereunder shall have the following effects. Except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will at the sole option and discretion of Lend er terminate, and, at Lender’s sole option and discretion, all Indebtedness immediately will become due and pay able, all without notice of any kind to Borrower. In the case of an Event of Default of the type described in the “Death, Dissolution or Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies available at law, in equ ity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement rem ain s in effect, Borrower will not:

Agreements. Enter into any agreement containing any provisions which would be violated or breach ed by the performance of Borrower’s obligations under this Agreement or in connection herewith or impair Borrower’s eligibility for the Loan.

Eligibility of Loan. Take any action or omit to take any ction that would impair the eligibility of the Loan under the PPP.

Other actions. Take any action or omit to take any action that would cause any representation and warranty under this Agreement or the Related Documents to be inaccurate or untrue or which would impair Borrower’s obligations to perform its obligations under this Agreement and the Note.

LOAN FORGIVENESS. Under Section 1106 of the CARES Act, Borrower may be eligible for forgiveness of up to all of the principal portion of the Loan; interest accrued on any principal amount forgiven shall also be forgiven. Any application for such forgiveness must be submitted in accordance with the terms and conditions of the CARES Act, the Initial Guidance, the Interim Final Rule, and any subsequent guidance or rules published in connection with the CARES Act or the PPP. Borrower may request forgiveness beginning no earlier than eight weeks after the date of the Note. The maximum amount that may be eligible for forgiveness shall be based on Borrower’s Payroll Costs and Borrower’s qualifying mortga ge interest, rent expenses, and utilities expenses paid by Borrower during the eight week period beginning on the day of the origination of the Loan (the “Measurement Period”) (lo be qualifying, the mortgage interest, rent expense or utilities (meaning a service for the distribution of electricity, gas, water, transportation, telephone or internet access) must relate to a mortgage of Borrower on real or personal property in existence, a leasing agreement in force and utilities in service, as the case may be, prior to February 15, 2020 and excludes any prepayment of mortgage interest). The PPP may cap the actual amount of non-Payroll Costs that may be forgiven (ii is anticipated that amounts of Loan proceeds used for non-Payroll Costs in excess of 25 % of Loan proceeds will not be forgivable). In addit ion, the actual amount forgiven will be reduced (a) in proportion to any reduction in the average number of Borrower’s full-time employees per month employed during the Measurement Period compared to the average number of full-time employees Borrower employed per month during either (I) the period beginning February 15, 2019 and ending June 30, 2019 or (II) the Reriod beginning January 1, 20 20 and ending February 29, 2020, and (b) by the reduction in pay of any employee of Borrower in excess of 25% of the employee’s compensation during the most recent quarter during which the employee was employed before the Measurement Period (excluding employees who received during any pay period in 2019 a wages or salary at an annualized rate of more than $100,000). provided, however, that such reductions in the forgivable amount of the Loan shall not apply if before June 30, 2020 Borrower rehires workers previously terminated from February 15, 2020 through April 26, 2020 or restores employment and salary levels to pre-February 15, 2020 levels. In connection with any such request for forgiveness, Borrower must deliver Lender such information as Lender may request in accordance with the requirements for loan forgiveness then in effect under the PPP (which, as of the date hereof, may include (x) tax documentation sufficient to demonstrate Borrower’s Payroll Costs, such as IRS Forms 941 covering the Measurement Period, and (y) evidence of the payment of qualifying mortgage interest, rent and utilities during the Measurement Period (such as cancelled checks, payment receipts and bank statements)) as well as a certification by an authorized officer of Borrower, in form and substance satisfactory to Lender, certifying that such the information submitted to Lender is true and accurate in all material respects and that Borrower utilized the funds to be forgiven in order to retain employees on its payroll and to make eligible mortgage interest, rent and utility payments. In addition, as provided under the “Signatures” heading in the Representations and Warranties section above, if the Loan was closed and funded based on scanned or facsimile signatures of the Application, the Note, this Agreement or any Related Documents, then Lender may also require Borrower to deliver the original copies, containing “wet” signatures, of any such document. NOTWITHSTANDING THE FOREGOING, IN ALL EVENTS THE TERMS AND CONDITIONS OF ANY FORGIVENESS OF THE LOAN SHALL BE SUBJECT TO THE RULES, REGULATIONS AND GUIDANCE ISSUED UNDER THE PPP AND IN EFFECT AS OF THE DATE OF BORROWER’S REQUEST FOR FORGIVENESS, AND LENDER WILL PROCESS AND RESPOND TO ALL REQUESTS FOR FORGIVENESS STRICTLY IN ACCORDANCE WITH THE PPP.

Lender shall notify Borrower in writing within sixty (60) days of Lender’s receipt of all required documentation from Borrower of its decision regarding Borrower’s request for forgiveness under Section 1106 of the CARES Act. If Lender denies Borrower’s forgiveness request, in whole or in part, (“Lender Denial”) and Borrower objects a Lender Denial, in whole or in part (“Borrower Objection”), Borrower must notify Lender in within thirty (30) days of receipt by Borrower of a Lender Denial or Borrower shall have waived any such objection, claim or defense arising from or related to such Lender Denial and shall be barred from later asserting any such objection as a claim against Lender or a defense to the Indebtedness. Except when the SBA is the holder of the Note, any claim or defense asserted by Borrower related to a Lender Denial and Borrower Objection shall be determined in accordance with the provis ions set forth in the “Arbitration” section below upon the election and demand of Lender. In the event of any legal challenge to the Lender Denial in any judicial or arbitration proceeding, Lender, in addition to whatever other defenses it may have, shall also be entitled to assert any and all defenses which could have been asserted by the SBA had it been the SBA that made the determination as to Borrower’s request for forgiveness rather than Lender, and the same standard of review shall apply to review of the Lender Denial that would have applied had the SBA that made the determination as to Borrower’s request for forgiveness rather than Lender. For avoidance of doubt, Borrower may not assert any claims against Lender as a result of the Lender Denial unless such claims could also have been asserted against the SBA.

Borrower understands and acknowledges that the formula used to calculate the amount of the loan Borrower was eligible for under the PPP (2.5 times Borrower’s average monthly Payroll Costs over a specified period, as provided in the Application) is different from the formula used to calculate the amount of the Loan that may be forgiven (as summarized above, based on the PPP rules, regulations and guidance as currently in effect). BORROWER UNDERSTANDS AND AGREES THAT BORROWER SHALL REMAIN LIABLE FOR THE PAYMENT IN FULL OF ANY AND ALL AMOUNTS OF PRINCIPAL AND INTEREST THAT ARE DEEMED NOT FORGIVABLE FOR ANY REASON UNDER THE PPP. ALL UNFORGIVEN AMOUNTS OF PRINCIPAL AND INTEREST REMAINING OUTSTANDING OR ACCRUING AFTER LENDER HAS MADE A DETERMINATION AS TO THE AMOUNT OF THE LOAN THAT CAN BE FORGIVEN SHALL BE DUE AND PAYABLE TO LENDER IN ACCORDANCE WITH THE TERMS OF THE NOTE.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Entire Agreement· Amendment. This Agreement and any attachments hereto, together with Note and the other Related Documents, together constitute the entire agreement of the parties as to the matters set forth herein and therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. No amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the amendm ent.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

Consent to Sale or Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Loan or one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender, including, without limitation, the SBA, Treasury or any other federal agency or instrumentality of the United States of America. Lender may provide, without any limitation whatsoever, to any such purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements gove rn ing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespect ive of the f13ilure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to this Agreement and the Related Documents as such assignee(s) or participant(s)) would have if such assignee(s) or participant(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, Borrower, to Lender’s affiliates or to any regulatory body having jurisdiction over Lender.

Governing Law. Prior to the SBA becoming holder of the Note, the Note, this Agreement and the Related Documents will be interpreted and enforced under the laws of the state in which the branch of Lender to which the Application was submitted (whether by hand or via email or facsimile) is located. When SBA is the holder, this Agreement and the Related Documents will be interpreted and enforced under federal law, including SBA regulations. SBA or Lender may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any immunity from state or local control, penalty, tax or liability. As to this Agreement, Borrower may not claim or assert against SBA any local or state law to deny any obligation: defeat any claim of SBA, or preempt federal law. Any clause in this Agreement requiring arbitration is not enforceable when the SBAis the holder of the Note.

No Waiver. Lender shall not be deemed to have waived any rights under this Agreement or the Note unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising ariy right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower shall constitute a waiver of any of Lender’s rights or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in Lender’s sole discretion.

Notices. Any notice required to be given under this Agreement shall be given in writing and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown at the beginning of this Agreement (or in the Note). A party may change its address for notices under this Agreement by giving formal written to the other party, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the internet to the parties, the parties’ affiliates, agents and representatives. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal of service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Severability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IF ANY PROVISION OF THE NOTE, THIS AGREEMENT OR ANY RELATED DOCUMENT IS INCONSISTENT WITH OR PROHIBITED BY THE PPP, THEN SUCH PROVISION SHALL BE DEEMED NULL AND VOID AND STRICKEN FROM THE NOTE, THIS AGREEMENT OR THE RELATED DOCUMENT, AS APPLICABLE, AS IF IT HAD NEVER EXISTED, AND THE REMAINDER OF SUCH DOCUMENT SHALL REMAIN IN FULL FORCE AND EFFECT. In addition, if a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity, or enforceability of any other provision of this Agreement.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and permitted assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender. Any purported assignment by Borrower without such prior Lender consent shall be void ab iniitio.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Note shall be paid in full or until this Agreement shall be tenminated in the manner provided above, whichever is the last to occur.

No Inference of Extension Past Maturity Date. Notwithstanding any other provision herein, the terms, conditions, and requirements provided for herein that would, by their express tenms, be applicable to time periods after the Maturity Date of the Note, are not to be interpreted as an inference that Lender has agreed to any extension, automatic or otherwise, to the extension of the Maturity Date. Lender has not agreed and is under no obligation to extend the Maturity Date of the Note.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver of Right To Trial By Jury. EXCEPT WHEN SBA IS THE HOLDER OF THE NOTE OR WHEN EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Non-Control. In no event shall Lender’s rights hereunder be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower, all such rights and powers being hereby expressly reserved to Borrower.

Holidays. In any case where the date for any action required to be performed under this Agreement or under any other Related Document shall be, in the city where the performance is to be made, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close, then such performance may be made on the next succeeding business day.

State Specific Provisions. The following state law specific terms shall control in the event of a conflict between the terms of the Note or any other conflicting terms of this Agreement:

If Florida law governs the Note and the Loan, then the following provision applies: Garnishment. Borrower consents to the issuance of a continuing writ of garnishment or attachment against Borrower’s disposable earnings, in accordance with Section 222.11, Florida Statutes, in order to satisfy, in whole or in part, any money judgment entered in favor of Lender.

If Georgia law governs the Note and the Loan, then the following provision applies to the Note: Attorneys’ Fees· Expenses. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s costs of collection, including court costs and fifteen percent (15%) of the principal plus accrued interest as attorneys; fees, if any sums owing under the Note are collected by or through an attorney at law, whether or not there is a lawsuit, and legal expenses for bankruptcy proceedings, including efforts to modify or vacate any (automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

ARBITRATION. Provided that SBA is not the holder of the Note, any claim or defense asserted by Borrower arising out of or relating in any way to a Lender Denial and Borrower Objection shall be exclusively resolved by arbitration as provided in the following paragraphs of this Section upon the election and written demand of Lender.

Borrower and Lender shall first attempt to resolve any dispute arising from or related to a Lender Denial and Borrower Objection by informal, non-binding mediation as provided in this paragraph 2. Within thirty (30) days of delivery and receipt of a Borrower Objection, management level representatives of both parties shall meet at an agreed location (or buy such other virtual or telephonic means as the parties may agree) to attempt to resolve the Borrower Objection in good faith. Should the dispute not be resolved within thirty (30) days after delivery and receipt of a Borrower Objection, Lender may thereafter, at its election and demand, seek to resolve any claim or defense arising from or related to such Borrower Objection exclusively through arbitration.

Lender’s assertion of a claim under the Note in any court shall not be deemed to have waived its right to s eek arbitration as provided in the preceding sentence should Borrower assert the Lender Denial or Borrower Objection as claim again st Lender or d efense to the Indebtedness in any judicial proceeding. This agreement to arbitrate shall be specifically enforceable. Lender may apply to any court with jurisdiction for interim or conservatory relief, including without limitation a proceeding to. compel arbitration.

The arbitration shall be: (a) conducted by one arbitrator if the amount in controversy is less than $500,000, or (b) three arbitrators if the amount in controversy is greater than $500,000. If the parties are not able to agree upon the selection of an arbitrator, within thirty days of commencement of an arbitration proceeding by service of a demand for arbitration, the American Arbitration Association shall select the arbitrator in accordance with the terms of this Agreement. For three arbitrators, each party shall select an arbitrator within fifteen (15) days of comm encement of the arbitration who shall serve as a neutral arbitrator and the two designated arbitrators shall select a third neutral arbitrator within twenty (20) days of their sel ection if the parties cannot agree on a third arbitrator. If the two arbitrators cannot agree on selection of a third arbitrator within twenty (20) days of their appointment, the American Arbitration Association shall select such arbitrator in accordance with the terms of this Agreement. The arb itrator(s) shall have ten years of experience in business accounting or commercial loan transactions and also shall have served as an arbitrator at least three times prior to their service as an arbitrator in this arbitration. The arbitration shall be conducted in accordance with the then existing Commercial Rules of the American Arbitration Association in Atlanta, Georgia.

It is the intent of the parties that, barring extraordinary circumstances, arbitration proceedings will be concluded within ninety (90) days from the date the arbitrator(s) are appointed. The arbitrator(s) may extend this time limit in the interests of justice. Failure to adhere to this time limit shall not constitute a basis for challenging the award. Except as may be required by law, neither a party nor its representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The parties shall be entitled to discovery in the arbitration. The arbitrator(s) shall be entitled to establish reasonable limits on discovery. Any party shall be entitled to depose any expert who will testify in the arbitration proceeding but shall pay the regular hourly rate of such expert during such deposition. In addition to the foregoing, any Party shall be entitled to take the deposition of a witness who will testify at the arbitration but who is unavailable to testify at the hearing to preserve such witness’ testimony for the arbitration hearing. The parties shall exchange a copy of all exhibits for the arbitration hearing and shall identify each witness who will testify at the arbitration, with a summary of the anticipated testimony of such witness ten days before the arbitration hearing. The arbitrator(s) shall have no authority to award punitive/consequential /special /indirect damages or to issue injunctive or other equitable relief.

Each party shall pay its own proportionate share of arbitrator fees and expenses (plus the fees and expenses of the arbitrator it designated (if there are three arbitrators) and the arbitration fees and expenses of the American Arbitration Association. The arbitrator(s) shall be entitled to award the foregoing arbitration and administrative fees and expenses as damages in his/her discretion. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section by bringing suit in any court of competent jurisdiction. This Section shall survive the termination or cancellation of this Agreement.

PROHIBITION AGAINST CERTAIN PROCEEDINGS: N01WITHSTANDING ANY OTHER LANGUAGE IN THIS ARBITRATION PROVISION TO THE CONTRARY, FOR CLAIMS SUBJECT TO ARBITRATION: (1) BORROWER MAY NOT PARTICIPATE IN A CLASS ACTION IN COURT OR IN A CLASS-WIDE ARBITRATION, EITHER AS A PLAINTIFF, CLASS REPRESENTATIVE OR CLASS MEMBER; (2) BORROWER MAY NOT ACT AS A PRIVATE ATTORNEY GENERAL IN COURT OR IN ARBITRATION; (3) CLAIMS BROUGHT BY OR AGAINST BORROWER MAY NOT BE JOINED OR CONSOLIDATED WITH CLAIMS BROUGHT BY OR AGAINST ANY OTHER PERSON; AND (4) THE ARBITRATOR(S) SHALL HAVE NO POWER OR AUTHORITY TO CONDUCT A CLASS-WIDE ARBITRATION, PRIVATE ATTORNEY GENERAL ARBITRATION OR MULTIPLE-PARTY ARBITRATION.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of Am erica. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance witn generally accepted accounting principles as in effect on the date hereof:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borro wer or on Borrower’s behalf under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Application. The word “Application’ shall mean the loan application completed by Borrower for the Loan under the PPP on the form prescribed by SBA with assistance from the Treasury Department.

Borrower. The word “Borrower” means the sole proprietorship or business entity identified either in the heading of this Agreement or the signature space which proprietorship or entity shall be one and the same person or entity as identified in the Note and includes all co-signers and co-makers signing the Note and all their successors and assigns.

CARES Act. The words “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. No. 116-136, 124 Stat. 281 (Mar. 27, 2020).

Event of Default. The words “Event of Default” mean any default under the Note and the events of default set forth in the “Events of Default” section of this Agreement.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or any of the Related Documents.

Initial PPP Guidance. The words “Initial PPP Guidance” shall mean the guidance published by the Treasury Department on March 31, 2020, concerning the PPP, which may be found at httosJ/home.treasurv.eov/policv-issues/too-prioriti es/cares-act/ assistance-for-small- busin esses.

Interim Final Rule. The word “Interim Final Rule” shall mean the Interim Final Rule regarding the PPP published by SBA on April 2, 2020, which may be found at Docket No. SBA-2020-0015, 13 CFR Part 120, RIN 3245-AH34 (httosJ/homet.reasUN.2ov/s ystem/fil es/l 36/PPP- IFRN%20FINAL.pdfl.

Lender. The word “Lender” means Renasant Bank, its successors and assigns.

Loan. The word “Loan” shall mean that certain loan extended by Lender to Borrower under the provisions of the PPP.

Maturity Date. The words “Maturity Date” shall mean the date the last payment is due under the Note as provided therein.

Note. The word “Note” means the promissory note or notes given by Borrower to Lender in connection with the Loan, together with all replacements of, renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for the note or credit agreement.

PPP. “PPP” shall mean, collectively, the Paycheck Protection Program enacted under Title I of the CARES Act and implemented by the SBA with assistance from the Treasury Department and the rules, regulations and guidance issued by the SBA and Treasury Department thereunder, including, without limitation, the Initial PPP Guidance and the Interim Final Rule (and recognizing that, if subsequent rules, regulations or guidance contradict or conflict with earlier rules, regulations and guidance, such subsequent rules, regulations or guidance shall deemed to be controlling except to the extent that it is expressly provided that Lender may rely on the earlier rule, regulation or guidance notwithstanding such contradiction or conflict).

Related Documents. The words “Related Documents” mean all applications promissory notes, loan agreements, and all other instruments, agreements and documents, whether now or hereafter existing, executed or submitted to Lender in connection with the Loan and shall include the Application, the Note, and this Agreement, together with all replacements of, renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for such documents.

SBA. The word “SBA” shall mean the Small Business Administration, a governmental agency of the United States.

Treasury Department. The word ‘Treasury Department” shall mean the Department ofT reasury which is an executive department of the United States federal government.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

BORROWER NAME: Harrow Health, Inc.		LENDER: RENASANT BANK

By:	/s/ Andrew R. Boll	By:	/s/ Tony Sharpe
Title:	CFO	Title:	Branch Manager Lender

Page 10 of 10